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                                                                    EXHIBIT 5.1


                          HELEN W. MELMAN [LETTERHEAD]




                                            March 20, 1996




Dense-Pac Microsystems, Inc.
7321 Lincoln Way
Garden Grove, CA  92641

         Re:  Registration Statement on Form S-3

Gentlemen:

         Dense-Pac Microsystems, Inc., a California corporation (the "Company"), proposes to file a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "Commission") on or about March 21, 1996 for the purpose of registering an aggregate of 3,039,516 shares of Common Stock owned by certain of its shareholders (the "Shares").

         In connection with rendering the opinion hereinafter expressed, I have examined originals, certified copies or other copies identified to my satisfaction of the following documents and instruments:

     1.   Articles of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Resolutions adopted by the Board of Directors of the Company approving the issuance and sale of the Shares; and

     4. The Registration Statement, together with the exhibits to be filed in connection therewith, in the form to be filed with the Commission, and the form of Prospectus to be used in connection therewith.


     I have obtained from public officials and from officers of the Company and have examined originals or copies, identified to my satisfaction, of such other certificates, agreements and other assurances as I consider necessary for the purpose of rendering the opinion hereinafter expressed.
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HELEN W. MELMAN
ATTORNEY AT LAW

March 20, 1996
Dense-Pac Microsystems, Inc.
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     I have additionally consulted with officers and representatives of the
Company and have obtained such representations with respect to matters of fact as I deem necessary or advisable. I have not necessarily independently verified the content of the factual statements made to me in connection therewith, nor the veracity of such representations, but I have no reason to doubt their truth or accuracy.

     Based on the foregoing, it is my opinion that the Shares are validly issued, fully paid and non-assessable.

     I hereby consent to this opinion being filed as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,




                                            HELEN W. MELMAN


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